Exhibit 99.1

PRESS RELEASE

Valvoline Reports Fourth-Quarter and Fiscal Year 2022 Results
Announces $1.6 Billion Share Repurchase Authorization; Sale of Global Products Expected to Close in Early Calendar Year 2023

Full-year highlights

•Reported net income of $424.3 million grew 1% and earnings per diluted share (EPS) of $2.35 grew 3%
•Adjusted EPS of $2.12 improved 9% and adjusted EBITDA of $674.6 million increased 7%
•Continuing operations net revenues of $1.2 billion increased 19%, reported net income of $109.4 million decreased 45% and adjusted EBITDA of $315.7 million increased 14%
◦Continuing operations results reflect supply agreement markup, agency accounting treatment and indirect expense realignment
•System-wide same-store sales (SSS) increased 13.7% -- the 16th consecutive year of SSS growth -- and net system-wide unit additions increased 8%
•Returned $231.8 million in cash to shareholders via share repurchases and dividends
•Provides fiscal 2023 guidance for continuing operations adjusted EBITDA of $370 million - $390 million

Fourth-quarter summary

•Reported net income of $157.7 million declined 7% and EPS of $0.88 decreased 4%
•Adjusted EPS of $0.59 improved 20% and adjusted EBITDA of $181.6 million increased 18%
•Continuing operations sales of $335.4 million increased 14%, reported net income of $12.4 million decreased 90% and adjusted EBITDA of $87.5 million increased 11%
•System-wide SSS increased 9.2% and net system-wide unit additions increased 1% during the quarter
•Returned $61.2 million in cash to shareholders via dividends and share repurchases

LEXINGTON, Ky., November 15, 2022 – Valvoline Inc. (NYSE: VVV), a trusted leader in preventive automotive maintenance delivering quick and convenient service, today reported financial results for its fourth fiscal quarter and fiscal year ended September 30, 2022. All comparisons in this press release are made to the same prior-year period unless otherwise noted. Refer to the Reporting Changes and Basis of Presentation sections below for additional information on continuing and discontinued operations presentation. Prior periods have been recast on a consistent basis.

“We see significant strength in our preventive maintenance service model with system-wide store sales growing 20% to nearly $2.4 billion in fiscal 2022,” said Sam Mitchell, CEO. “These results were driven by a nearly 14% increase in system-wide same-store sales – highlighting our 16th straight year of growth – and an increase of 8% in our system-wide store count to more than 1,700 units.

“The sale of the Global Products business remains on track with the close expected in early calendar year 2023. As a pure-play automotive retail service provider, Valvoline’s strategy is to continue growing our preventive maintenance business through ongoing improvements in service performance and investments in network expansion, while continuing to develop capabilities for an evolving car parc.

“The additional benefits of the separation are clear: we expect to optimize our capital structure using the net proceeds from the transaction and enhance our capital allocation. To that end, our board has approved a $1.6 billion share repurchase authorization. Combined with our growth strategy, we are excited about the future and the compelling opportunities to drive long-term shareholder value.”

Results Summary

Retail Services Historical Segment Results (a) - Fiscal Year 2022
(In millions, except store count)	FY22 results	YoY growth
Net revenues	$1,490.9	22%
Operating income	$349.2	9%
Adjusted EBITDA	$421.6	11%
System-wide SSS		13.7%
System-wide units	1,715	8%
System-wide store sales	$2,360.2	20%

(a)	The financial metrics presented above reflect Retail Services historical segment results; refer to Basis of Presentation for further details on results on a continuing operations basis. Refer to Key Business Measures, Use of Non-GAAP Measures, and Tables 4, 5 and 9, Retail Services operating, store and historical segment information, for a description of the metrics presented above.

Fiscal 2022 sales for the former Retail Services segment increased 22% to $1.5 billion, as expected, driven by system-wide SSS growth of 13.7% and system-wide unit growth of 8%. Increased transactions – demonstrating continued share gains – and expansion of average ticket – highlighting pricing power and ongoing premium mix shift – both contributed significantly and nearly equally to strong SSS performance. Unit additions of 121 stores included an increase of 71 company-operated stores and 50 franchised locations. Adjusted EBITDA grew 11% to $421.6 million on a historical segment basis, as pricing actions began to offset significant inflationary pressure on product and labor costs. Incremental pricing taken in Q4 expanded margins on a per-transaction basis and is expected to normalize margin percentage by the end of fiscal Q1 2023.

Valvoline Continuing Operations (Retail Services) - Fiscal Year 2022
(In millions)	Retail Services segment (a)	Adjustments to align with continuing operations (a)	Continuing operations (a)
Net revenues	$1,490.9	$(254.8)	$1,236.1
Operating income	$349.2	$(128.9)	$220.3
Adjusted EBITDA	$421.6	$(105.9)	$315.7

(a)	Refer to Basis of Presentation, Use of Non-GAAP Measures, and Tables 1, 7 and 9, Statements of Consolidated Income, Adjusted EBITDA and Retail Services historical segment information, for further details regarding the metrics presented above. Valvoline did not generally allocate activity below operating income to its historical operating segments.

Reporting Changes

As previously announced on August 1, 2022, Valvoline signed a definitive agreement to sell its Global Products business. The announcement resulted in the former Global Products segment being classified as discontinued operations, with the Retail Services segment becoming the Company’s continuing operations. The impact of these changes was primarily the following:

•Indirect expense realignment — assignment of all indirect expenses, including previously unallocated corporate costs, to the appropriate business;
•Supply agreement markup — reflection of the agreed upon markup in the product supply arrangement with discontinued operations; and
•Agency accounting treatment — recognition of product sales to franchisees and independent operators is reflected using agency accounting.

Previous periods have been recast on a consistent basis of presentation. Results of continuing operations are comparable to those previously discussed on a pro forma basis at the time of the announcement.

Balance Sheet and Cash Flow

•Total debt and net debt of approximately $1.7 billion
•Full-year consolidated cash flow from operations of $284.2 million and free cash flow of $125.3 million
•Returned $231.8 million in cash to shareholders via share repurchases and dividends, including $61.2 million in the fourth quarter

Outlook

“We’re entering fiscal 2023 with strong momentum,” said Mitchell. “We expect to continue driving same-store sales growth by winning new customers and expanding average ticket. We expect to continue expanding our network of conveniently located stores, including a renewed focus on franchise development over time. With the combination of same-store sales and unit increases, we anticipate 14% to 18% top line growth in fiscal 2023. Adjusted EBITDA is forecast to grow 17% to 24% to $370 million to $390 million as margin leverage improves.”

Mitchell continued, “Our business is resilient, highlighting the non-discretionary nature of preventive maintenance and positioning us well for future growth. Our key business drivers of miles driven and an expanding car parc exhibit low cyclicality. Our performance in previous recessionary environments gives us confidence in achieving our fiscal 2023 guidance and long-range targets. We continue making strategic investments to expand further into fleets and to broaden our service offerings as vehicle powertrains evolve.”

Information regarding the Company's outlook for fiscal 2023 is provided in the table below:

Continuing Operations	Outlook
System-wide SSS growth	8	—	12%
System-wide store additions	130	—	160
Company-operated	80	—	90
Franchised	50	—	70
System-wide store sales growth	16	—	20%
Net revenues	$1.4	—	$1.5 billion
Net revenues growth	14	—	18%
Adjusted EBITDA	$370	—	$390 million
Capital expenditures	$170	—	$200 million
Adjusted effective tax rate	25.5	—	26.5%
Adjusted net income	$160	—	$180 million

Valvoline’s outlook for adjusted EBITDA, adjusted net income, and the adjusted effective tax rate are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2023 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2023 but would not impact non-GAAP adjusted results.

$1.6 Billion Share Repurchase Authorization

The Company also announced today that its board of directors approved a new share repurchase authorization of $1.6 billion. The board of directors approved the share repurchase authorization to effectuate a significant return of capital to shareholders of a substantial portion of the expected net proceeds from the sale of the Global Products business. The Company generally expects to repurchase shares of its common stock up to the full amount of the authorization within 18 months of the closing of the Global Products sale. However, the timing and amount of any repurchases of common stock will be solely at the discretion of the Company and is subject to general business and market conditions, including closing the Global Products sale, as well as other factors, including legal and regulatory restrictions. The new share repurchase authorization is in addition to Valvoline’s $300 million share repurchase authorization announced in May 2021, of which $85.5 million remained as of Nov. 11, 2022.

Conference Call Webcast

Valvoline will host a live audio webcast of its fiscal fourth quarter 2022 conference call at 8 a.m. ET on Tuesday, November 15, 2022. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Basis of Presentation

In all periods presented herein, the assets and liabilities associated with the Global Products disposal group have been classified as held for sale within the Condensed Consolidated Balance Sheets and its operations have been classified as discontinued operations within the Statements of Consolidated Income and Condensed Consolidated Statements of Cash Flows. Unless otherwise noted, balances and activity disclosed herein relate solely to the Company's continuing operations.

As a result of classifying the former Global Products reportable segment as a discontinued operation, the Company has determined that it now operates a single reportable segment as resources are allocated and performance assessed on a consolidated basis for the continuing operations.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues by U.S. stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. GAAP, certain items herein are presented on an adjusted basis. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The non-GAAP information used by management may not be comparable to similar measures disclosed by other companies, because of differing methods used in calculating such measures.

The following non-GAAP measures are included herein: EBITDA and adjusted EBITDA, adjusted net income and earnings per share, free cash flow, and discretionary free cash flows. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Management believes the use of non-GAAP measures provides a useful supplemental presentation of Valvoline's operating performance and allows for transparency with respect to key metrics used by management in operating the business and measuring performance. Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Adjusted profitability measures enable comparison of financial trends and results between periods where certain items may vary independent of business performance. These adjusted measures exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company and associated impacts of related activity and indemnities; the separation of Valvoline’s businesses; significant acquisitions or divestitures; restructuring-related matters; tax reform legislation; debt extinguishment and modification costs; and other matters that are non-operational or unusual in nature, including the following:

•Net pension and other postretirement plan expense/income - includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees and current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains and losses, and (iv) amortization of prior service costs and credits. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements may be more reflective of changes in current conditions in global financial markets (in particular, interest rates), outside the operational performance of the business, and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. Adjusted profitability measures include the costs of benefits provided to employees for current service, including pension and other postretirement service costs.

•Changes in the last-in, first out (LIFO) inventory reserve - charges or credits recognized in Cost of sales to value certain lubricant inventories at the lower of cost or market using the LIFO method. During inflationary or deflationary pricing environments, the application of LIFO can result in variability of the cost of sales recognized each period as the most recent costs are matched against current sales, while preceding costs are retained in inventories. LIFO adjustments are determined based on published prices, which are difficult to predict and largely dependent on future events. The application of LIFO can impact comparability and enhance the lag period effects between changes in inventory costs and related pricing adjustments.

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

About ValvolineTM

The Quick, Easy, Trusted name in preventive vehicle maintenance, Valvoline Inc. (NYSE: VVV) leads the industry with automotive service innovations that simplify consumers lives and take the worry out of vehicle care. With an average consumer rating of 4.6 out of 5 stars*, Valvoline has built the model for transparency and convenience in automotive maintenance. From its 15-minute, stay-in-your-car oil change to cabin air filters to battery replacements to tire rotations, the Company’s model offers maintenance solutions for all types of vehicles. The Company operates and franchises over 1,700 service center locations through its Valvoline Instant Oil ChangeSM and Great Canadian

Oil Change retail locations. To learn more, or to find a Valvoline service center near you, visit valvoline.com.

Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries
*Based on a survey of over 250,000 Valvoline Instant Oil Change℠ customers annually

FOR FURTHER INFORMATION

Investor Inquiries
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8097
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
Net revenues	$335.4	$295.2	$1,236.1	$1,037.2
Cost of sales	206.3	175.8	759.7	604.9
GROSS PROFIT	129.1	119.4	476.4	432.3
Selling, general and administrative expenses	62.1	58.8	244.7	223.9
Net legacy and separation-related expenses (income)	1.6	(25.3)	20.5	(23.6)
Other income, net	(1.8)	(1.8)	(9.1)	(8.1)
OPERATING INCOME	67.2	87.7	220.3	240.1
Net pension and other postretirement plan expenses (income)	34.6	(87.8)	6.9	(128.2)
Net interest and other financing expenses	18.1	17.3	69.3	108.3
INCOME BEFORE INCOME TAXES	14.5	158.2	144.1	260.0
Income tax expense	2.1	33.5	34.7	59.9
Income from continuing operations	12.4	124.7	109.4	200.1
Income from discontinued operations, net of tax	145.3	44.2	314.9	220.2
NET INCOME	$157.7	$168.9	$424.3	$420.3

NET EARNINGS PER SHARE
Basic earnings per share
Continuing operations	$0.07	$0.69	$0.61	$1.10
Discontinued operations	0.82	0.24	1.76	1.20
Basic earnings per share	$0.89	$0.93	$2.37	$2.30

Diluted earnings per share
Continuing operations	$0.07	$0.68	$0.61	$1.09
Discontinued operations	0.81	0.24	1.74	1.20
Diluted earnings per share	$0.88	$0.92	$2.35	$2.29

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	177.4	181.2	179.1	182.5
DILUTED	178.6	182.6	180.4	183.5

Valvoline Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	September 30	September 30
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$23.4	$122.6
Receivables, net	66.1	65.3
Inventories, net	29.4	27.4
Prepaid expenses and other current assets	38.0	27.3
Current assets of discontinued operations	1,464.2	794.5
Total current assets	1,621.1	1,037.1

Noncurrent assets
Property, plant and equipment, net	668.6	559.8
Operating lease assets	248.1	226.1
Goodwill and intangibles, net	663.1	642.2
Deferred tax assets	61.6	—
Other noncurrent assets	154.3	163.1
Noncurrent assets of discontinued operations	—	562.7
Total assets	$3,416.8	$3,191.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$162.5	$15.0
Trade and other payables	45.0	38.6
Accrued expenses and other liabilities	172.6	139.2
Current liabilities of discontinued operations	539.3	375.9
Total current liabilities	919.4	568.7

Noncurrent liabilities
Long-term debt	1,525.1	1,639.7
Employee benefit obligations	199.4	245.1
Operating lease liabilities	229.2	208.0
Other noncurrent liabilities	237.1	262.5
Noncurrent liabilities of discontinued operations	—	132.5
Total noncurrent liabilities	2,190.8	2,487.8

Stockholders' equity	306.6	134.5

Total liabilities and stockholders’ equity	$3,416.8	$3,191.0

Valvoline Inc. and Consolidated Subsidiaries		Table 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions - preliminary and unaudited)

	Year ended
	September 30
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$424.3	$420.3
Adjustments to reconcile net income to cash flows from operating activities
Income from discontinued operations	(314.9)	(220.2)
Loss on extinguishment of debt	—	36.4
Depreciation and amortization	71.4	62.1
Deferred income taxes	18.0	50.4
Loss (gain) on pension and other postretirement plan remeasurements	43.9	(74.3)
Stock-based compensation expense	14.4	13.7
Other, net	4.2	3.4
Change in operating assets and liabilities	(126.9)	(109.6)
Operating cash flows from continuing operations	134.4	182.2
Operating cash flows from discontinued operations	149.8	221.7
Total cash provided by operating activities	284.2	403.9
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(132.0)	(103.1)
Repayments of notes receivable	11.2	16.9
Acquisitions of businesses, net of cash acquired	(50.7)	(281.7)
Other investing activities, net	0.6	9.2
Investing cash flows from continuing operations	(170.9)	(358.7)
Investing cash flows from discontinued operations	(36.7)	(41.2)
Total cash used in investing activities	(207.6)	(399.9)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings, net of issuance costs of $7.1 million in 2021	23.0	527.9
Repayments on borrowings	(38.1)	(800.0)
Premium paid to extinguish debt	—	(26.2)
Repurchases of common stock	(142.6)	(126.9)
Cash dividends paid	(89.2)	(90.9)
Other financing activities	(16.0)	(10.0)
Financing cash flows from continuing operations	(262.9)	(526.1)
Financing cash flows from discontinued operations	44.0	(9.4)
Total cash used in financing activities	(218.9)	(535.5)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(5.2)	2.4
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(147.5)	(529.1)
Cash, cash equivalents and restricted cash - beginning of period	231.4	760.5
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$83.9	$231.4

Valvoline Inc. and Consolidated Subsidiaries					Table 4
RETAIL SERVICES OPERATING INFORMATION
(Preliminary and unaudited)

		Three months ended		Year ended
		September 30		September 30
		2022	2021	2022	2021
Sales information
System-wide store sales - in millions (a)		$641.9	$554.7	$2,360.2	$1,969.8
Year-over-year growth (a)		16%	29%	20%	30%

Same-store sales growth (b)
Company-operated		8.5%	17.3%	11.4%	19.6%
Franchised (a)		9.8%	22.1%	15.5%	22.4%
System-wide (a)		9.2%	20.1%	13.7%	21.2%

	Number of stores at end of period
	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022	Fourth Quarter 2021

Company-operated	790	772	757	738	719
Franchised (a)	925	918	904	897	875

				September 30
				2022	2021
System-wide store count (a)				1,715	1,594
Year-over-year growth				8%	9%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Valvoline determines SSS growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
RETAIL SERVICES STORE INFORMATION
(Preliminary and unaudited)

	Company-operated
	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022	Fourth Quarter 2021

Beginning of period	772	757	738	719	698
Opened	12	5	10	7	9
Acquired	3	9	9	12	7
Net conversions between company-operated and franchised	3	1	—	—	6
Closed	—	—	—	—	(1)
End of period	790	772	757	738	719

	Franchised (a)
	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022	Fourth Quarter 2021

Beginning of period	918	904	897	875	871
Opened	10	16	9	25	12
Acquired	—	—	—	—	—
Net conversions between company-operated and franchised	(3)	(1)	—	—	(6)
Closed	—	(1)	(2)	(3)	(2)
End of period	925	918	904	897	875

Total stores (a)	1,715	1,690	1,661	1,635	1,594

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.

Valvoline Inc. and Consolidated Subsidiaries				Table 6
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
Reported income from continuing operations	$12.4	$124.7	$109.4	$200.1
Adjustments:
Net pension and other postretirement plan expenses (income)	34.6	(87.8)	6.9	(128.2)
Net legacy and separation-related expenses (income)	1.6	(25.3)	20.5	(23.6)
Suspended operations	(0.6)	(0.7)	0.9	(1.5)
Information technology transition costs	—	—	2.6	—
Debt extinguishment and modification costs	—	—	—	36.4
Restructuring-related adjustments	—	—	—	(0.1)
Total adjustments, pre-tax	35.6	(113.8)	30.9	(117.0)
Income tax (benefit) expense of adjustments	(10.3)	22.3	(8.5)	23.2
Total adjustments, after tax	25.3	(91.5)	22.4	(93.8)
Adjusted income from continuing operations (a)	37.7	33.2	131.8	106.3

Reported income from discontinued operations	$145.3	$44.2	$314.9	$220.2
Adjustments:
Net pension and other postretirement plan expenses (income)	(3.5)	2.3	(3.4)	1.9
Net legacy and separation-related expenses (income)	6.5	—	7.0	—
LIFO charge	25.5	14.6	43.3	40.5
Business interruption recoveries	—	—	—	(2.7)
Total adjustments, pre-tax	28.5	16.9	46.9	39.7
Income tax benefit of adjustments	(7.9)	(4.2)	(12.5)	(9.9)
Income tax adjustments (a)	(99.1)	—	(99.3)	—
Adjusted net income from discontinued operations (a)	66.8	56.9	250.0	250.0
Adjusted net income (a)	$104.5	$90.1	$381.8	$356.3

Reported diluted earnings per share
Continuing operations	$0.07	$0.68	$0.61	$1.09
Discontinued operations	$0.81	$0.24	$1.74	$1.20
Total reported diluted earnings per share	$0.88	$0.92	$2.35	$2.29

Adjusted diluted earnings per share (b)
Continuing operations	$0.21	$0.18	$0.73	$0.58
Discontinued operations	$0.38	$0.31	$1.39	$1.36
Total adjusted diluted earnings per share	$0.59	$0.49	$2.12	$1.94

Weighted average diluted common shares outstanding	178.6	182.6	180.4	183.5

(a)
Adjusted income from continuing operations is defined as income from continuing operations adjusted for key items. Adjusted income from discontinued operations is defined as income from discontinued operations adjusted for key items. Refer to "Use of Non-GAAP Measures" in this press release for management's definition of key items.

(b)	Adjusted diluted earnings per share is defined as diluted earnings per share calculated using adjusted net income.

Valvoline Inc. and Consolidated Subsidiaries						Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended September 30, 2022			Three months ended September 30, 2021
Adjusted EBITDA - Valvoline	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net income	$12.4	$145.3	$157.7	$124.7	$44.2	$168.9
Add:
Income tax expense (benefit)	2.1	(84.4)	(82.3)	33.5	6.2	39.7
Net interest and other financing expenses	18.1	1.9	20.0	17.3	0.7	18.0
Depreciation and amortization	19.3	2.8	22.1	17.1	7.6	24.7
EBITDA (a)	51.9	65.6	117.5	192.6	58.7	251.3
Key items:
Net pension and other postretirement plan expenses (income)	34.6	(3.5)	31.1	(87.8)	2.3	(85.5)
Legacy and separation-related expenses (income)	1.6	6.5	8.1	(25.3)	—	(25.3)
LIFO charge	—	25.5	25.5	—	14.6	14.6
Suspended operations	(0.6)	—	(0.6)	(0.7)	—	(0.7)
Key items - subtotal	35.6	28.5	64.1	(113.8)	16.9	(96.9)
Adjusted EBITDA (a)	$87.5	$94.1	$181.6	$78.8	$75.6	$154.4

Valvoline Inc. and Consolidated Subsidiaries					Table 7 (continued)
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Year ended September 30, 2022			Year ended September 30, 2021
Adjusted EBITDA - Valvoline	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net income	$109.4	314.9	$424.3	$200.1	$220.2	$420.3
Add:
Income tax expense (benefit)	34.7	(33.4)	1.3	59.9	62.7	122.6
Net interest and other financing expenses	69.3	4.6	73.9	108.3	2.6	110.9
Depreciation and amortization	71.4	25.9	97.3	62.1	30.1	92.2
EBITDA (a)	284.8	312.0	596.8	430.4	315.6	746.0
Key items:
Net pension and other postretirement plan expenses (income)	6.9	(3.4)	3.5	(128.2)	1.9	(126.3)
Legacy and separation-related expenses (income)	20.5	7.0	27.5	(23.6)	—	(23.6)
LIFO charge	—	43.3	43.3	—	40.5	40.5
Suspended operations	0.9	—	0.9	(1.5)	—	(1.5)
Information technology transition costs	2.6	—	2.6	—	—	—
Business interruption recovery	—	—	—	—	(2.7)	(2.7)
Restructuring-related adjustments	—	—	—	(0.1)	—	(0.1)
Key items - subtotal	30.9	46.9	77.8	(153.4)	39.7	(113.7)
Adjusted EBITDA (a)	$315.7	$358.9	$674.6	$277.0	$355.3	$632.3

(a)
EBITDA is defined as net income, plus income tax expense, net interest and other financing expenses, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for key items, as described in "Use of Non-GAAP Measures" within this press release.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOWS
(In millions - preliminary and unaudited)

Free cash flow (a)	Year ended
	September 30
	2022	2021
Total cash flows provided by operating activities from continuing operations	$134.4	$182.2
Adjustments:
Additions to property, plant and equipment from continuing operations	(132.0)	(103.1)
Free cash flow from continuing operations	$2.4	$79.1

Total cash flows provided by operating activities from discontinued operations	$149.8	$221.7
Adjustments:
Additions to property, plant and equipment from continuing operations	(26.9)	(41.3)
Free cash flow from discontinued operations	$122.9	$180.4

Consolidated free cash flow	$125.3	$259.5

Discretionary free cash flow (b)	Year ended
	September 30
	2022	2021
Total cash flows provided by operating activities from continuing operations	$134.4	$182.2
Adjustments:
Maintenance additions to property, plant and equipment from continuing operations	(19.3)	(17.6)
Discretionary free cash flow from continuing operations	$115.1	$164.6

Total cash flows provided by operating activities from discontinued operations	$149.8	$221.7
Adjustments:
Maintenance additions to property, plant and equipment from continuing operations	(24.5)	(18.8)
Discretionary free cash flow from discontinued operations	$125.3	$202.9

Consolidated discretionary free cash flow	$240.4	$367.5

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.
(b)	Discretionary free cash flow is defined as cash flows from operating activities less maintenance capital expenditures and certain other adjustments as applicable.

Valvoline Inc. and Consolidated Subsidiaries				Table 9
RETAIL SERVICES HISTORICAL SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
Sales information
Retail Services segment sales	$410.8	$351.2	$1,490.9	$1,220.8

Profitability information
Operating income (a)	$95.5	$88.3	$349.2	$320.7
Key items	—	—	—	—
Adjusted operating income (a)	95.5	88.3	349.2	320.7
Depreciation and amortization	19.6	16.6	72.4	60.6
Adjusted EBITDA (a)	$115.1	$104.9	$421.6	$381.3

(a)	Historical segment adjusted operating income is historical segment operating income adjusted for key items impacting the comparability. Historical segment adjusted operating income is further adjusted for depreciation and amortization to determine historical segment adjusted EBITDA. Historically, Valvoline did not generally allocate activity below operating income to its historical operating segments; therefore, the table above reconciles operating income to adjusted EBITDA.